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                                                                       Exhibit 5


                                                   June 6, 2000

Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139

       Re:  Forrester Research, Inc.
            ------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8, and all exhibits thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 3,000,000 shares of Common Stock, $.01 par value (the "Shares"), of Forrester Research, Inc., a Delaware corporation (the "Company"). The Shares are to be issued pursuant to the exercise of options granted under the Company's Amended and Restated Forrester Research, Inc. 1996 Equity Incentive Plan (the "Plan").

     We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Plan. For purposes of this opinion we have examined the Registration Statement, the Plan and such other documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based on the foregoing, we are of the opinion that, when the Shares have been issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                        Very truly yours,

                                        /s/ Ropes & Gray
                                        Ropes & Gray


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